COMPANY CONTACTS Jeff Donnelly Chief Financial Officer (240) 744-1190 Briony Quinn Senior Vice President (240) 744-1196 FOR IMMEDIATE RELEASE DIAMONDROCK DEBUTS MARGARITAVILLE BEACH HOUSE KEY WEST BETHESDA, Maryland, Tuesday, November 16, 2021 – DiamondRock Hospitality Company (the "Company") (NYSE: DRH) announced the grand opening of its Margaritaville Beach House Key West following a $3.5 million investment to bring the full Margaritaville experience to life along Key West’s largest beach. The rebranded and upgraded resort features Tin Cup Chalice Bar & Chill, a spirited poolside restaurant and bar concept, an expansive retail outlet and popular family-friendly amenities. The oceanfront resort offers 186 spacious suites, a lagoon-style pool, and lounging hammocks throughout the grounds. Exclusive amenities include poolside entertainment, daily refreshments, a 24- hour fitness center, kids’ activities, lawn games, and easy access to beachfront fun. The resort also boasts indoor banquet space and lush, tropical gardens and courtyards, complete with a 1,500-square-foot event Tiki for smaller meetings, intimate weddings, and events. "We are excited to begin our new relationship with Margaritaville at our Key West resort," said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. "Margaritaville is synonymous with Key West and a leading leisure hotel brand that we expect will drive incremental demand to our resort and significantly enhance financial performance.” DiamondRock acquired the property for $94 million in 2015 and converted the Marriott-branded resort to the independent Barbary Beach House Key West in late 2019 following an extensive renovation of the guestrooms and common areas. The Company projects its incremental $3.5 million investment to transform the resort into the Margaritaville Beach House Key West will generate over an 80% return for shareholders. The resort is expected to generate nearly $14 million of EBITDA in 2021. For more information or to place a reservation, please visit https://wwww.margaritavillebeachhousekeywest.com/

About the Company DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company currently owns 31 premium quality hotels with over 9,100 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com. This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.